REFERRAL AGREEMENT

This Referral Agreement (“Agreement”), made effective as of December 31, 2018 (the “Effective Date”), grants Reed’s Inc., a Delaware corporation (“Referral Partner”) the right to refer to California Custom Beverage, LLC, a Delaware limited liability company (the “Company”), qualifying new customers (“Prospects”) for the purchase of private label beverage products directly from Company in exchange for a referral commission fee, as set forth below.

RECITALS

WHEREAS, the Company and Referral Partner are parties to that certain Asset Purchase Agreement dated as of the date hereof (the “APA”) for the Company to purchase the assets of the Referral Partner related to the manufacturing and production of private label beverages (the “Transaction”);

WHEREAS, after the Transaction, Referral Partner may refer Prospects to the Company based on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Obligations.

1.1 Marketing Efforts. Under this Agreement, Referral Partner is not required to and will not promote and market the Company’s private label beverage products (the “Products”). Referral Partner may however, in the ordinary course of Referral Partner’s own business, identify and refer Prospect leads on behalf of the Company.

1.2 Marketing Practices. Referral Partner will (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill, and reputation of the Company, (ii) strictly avoid any and all deceptive, misleading, illegal, immoral or unethical practices that are or might be detrimental to the Company, the Products, or the public, including but not limited to, disparagement of the Company or the Products, (iii) make no false or misleading representation with respect to the Products, (iv) not publish or use any advertising material on behalf of the Company, and (v) make no representations with respect to the Products that are inconsistent with the literature distributed by the Company, including all warranties and disclaimers contained in such literature.

2. Referral Eligibility.

2.1 Referral of Referral Partner’s Existing Customers. For Prospects that were customers of Referral Partner on or before the Effective Date, Referral Partner shall be entitled to compensation as set forth in Section 3 below but only for products previously sold to such existing customers by Referral Partner (i.e., before the Effective Date). Referral Partner shall not be require to take any action to assist with selling products to existing customers on Company’s behalf.

2.2 Referral of Referral Partner’s New Customers. For Prospects that were not customers of Referral Partner on or before the Effective Date, Referral Partner will notify Company of Prospects by: (i) completing a form substantially similar to the Prospect Registration Form annexed hereto as Exhibit A; and (ii) submitting it to a designated officer from Company, as set forth in Exhibit B, via e-mail. In order to qualify for payment of the Compensation specified in Section 3, Referral Partner must actually facilitate a meeting between Company and the Prospect or a decision maker of the Prospect, and Prospect must deliver a valid and binding purchase order for Products (a “Commitment”) within one year following the submission by Referral Partner of a valid Prospect Registration Form listing such Prospect. Upon receipt of such form, Company will validate said Prospect by determining that either of the following criteria are met: (a) the Prospect has not been in contact with Company during preceding eighteen (18) months; or (b) the Prospect was in previous contact with Company during preceding eighteen (18) months, but the Prospect and Company decided not to subsequently undertake negotiations for the purpose of executing a Commitment. In the event that Company refuses to validate any Prospect for any reason, Company will provide written notification to Referral Partner to such effect and include with such notification the basis for such non-validation. If Company does not validate a Commitment and/ or provide written notification to Referral Partner of validation or non-validation, Commission Fee will accrue to benefit of Referral Partner.

3. Compensation. Referral Partner shall receive five percent (5%) of the Gross Revenue (as defined below) from a Commitment, for a period commencing sixty (60) days after the date the Company first invoices such Prospect for Products and expiring on the three (3) year anniversary of such effective date (the “Commission Fee”). Except as set forth herein, “Gross Revenue” shall mean gross revenue having the meaning accorded to such term for purposes of Generally Accepted Accounting Principles (GAAP), consistently applied. Within ten (10) days after the end of each calendar month, the Company shall pay the Commission Fee for such previous calendar month, if any, to Referral Partner. If requested by Referral Partner in writing, Company shall deliver a written commission report which reasonably details how the Commission Fee was calculated for such previous calendar month. Commission Fees remitted to Referral Partner on orders subsequently charged back to the Company for Prospects 90 days or more past due will be set off against monthly Commission Fee payments to Referral Partner.

4. Non-Exclusivity. Nothing in this Agreement will be construed as limiting in any manner Company’s marketing or representation activities or its appointment of other referral partners or agents anywhere in the world.

5. Term and Termination.

5.1 Unless terminated earlier as provided herein, this Agreement will have an initial term of three (3) years from the Effective Date of this Agreement.

5.2 This Agreement may be terminated by either party for cause immediately upon the occurrence of any of the following events:

(i) If the other party breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of written notice describing the breach; or

(ii) If the other will seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within one hundred twenty (120) days).

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5.3 Upon termination of this Agreement by either party (i) all rights of Referral Partner hereunder will terminate; (ii) Referral Partner will immediately discontinue making all representations or statements from which it might be inferred that any relationship exists between Referral Partner and Company; (iii) Partner will immediately return to Company all Confidential Information, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof) and will cease using any trademarks, service marks and other designations of Company; (iv) Partner agrees not to act in any way to damage the reputation or goodwill of Company or the Products; (v) the provisions of Sections 3, 4, 6, 7, 8, 11 and 12 will remain in effect; and the provisions of Section 7 will remain in effect until the second year anniversary of the date of termination.

6. Taxes. Referral Partner shall be responsible for payment of all taxes to which the Commission Fee is subject. Referral Partner agrees to indemnify and hold Company harmless against any taxes, including penalties, duties and interest levied by any government on the Commission Fee.

7. Confidential Information.

7.1 Definition of Confidential Information. The parties anticipate that Company may disclose Confidential Information to Referral Partner. For purposes hereof, “Confidential Information” means any information, technical data or know-how (whether disclosed before or after the date of this Agreement), including, but not limited to, information relating to business and product or service plans, financial projections, customer lists, business forecasts, sales and merchandising, human resources, patents, patent applications, computer object or source code, research, inventions, processes, designs, drawings, engineering, costs, pricing, marketing plans and other confidential or proprietary or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Confidential Information does not include information, technical data or know-how that: (i) is in the possession of Referral Partner at the time of disclosure, as shown by Referral Partner’s files and records immediately prior to the time of disclosure; or (ii) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of the Referral Partner. Notwithstanding the foregoing, Referral Partner may disclose Confidential Information with the prior written approval of the Company or pursuant to the order or requirement of a court, administrative agency or other governmental body. Without limiting the foregoing, the terms and conditions of this Agreement is the Confidential Information of both parties.

7.2 Confidentiality Obligations. Referral Partner will not use Company’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those that need to know such Confidential Information for the performance of this Agreement, provided that each such person is subject to a written agreement that includes binding use and disclosure restrictions that are at least as protective as those set forth herein. Referral Partner will use all reasonable efforts to maintain the confidentiality of Company’s Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance.

8. Use of Trademark. The Referral Partner may make use of Company’s trademarks for the sole purpose of promoting the Products. Any such use shall be in accordance with the Company’s trademark policies. It is expressly understood that this Agreement does not grant the Referral Partner any interest in the Company’s trademarks or any other intellectual property rights.

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9. Independent Contractor. Referral Partner’s relationship with Company will be that of an independent contractor and not that of an employee. Referral Partner will not be eligible for any employee benefits, nor will Company make deductions from payments made to Referral Partner for employment or income taxes, all of which will be Referral Partner’s responsibility. Referral Partner will have no authority to enter into contracts that bind Company or create obligations on the part of Company without the prior written authorization of Company.

10. No Conflicts. Referral Partner represents that Referral Partner’s compliance with the terms of this Agreement will not violate any duty which Referral Partner may have to any other person or entity (such as a present or former employer), and Referral Partner agrees that Referral Partner will not do anything in the performance of this Agreement that would violate any such duty. In addition, Referral Partner agrees that, during the term of this Agreement, Referral Partner shall promptly notify the Company in writing of any direct competitor of the Company which Referral Partner is also offering the Products. It is understood that in such event, the Company will review whether Referral Partner’s activities are consistent with Referral Partner remaining as a Referral Partner of the Company.

11. Limited Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST SAVINGS, LOST PROFIT OR BUSINESS INTERRUPTION EVEN IF COMPANY IS NOTIFIED IN ADVANCE OF SUCH POSSIBILITY) ARISING OUT OF OR PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT.

12. General Provisions

12.1 Waiver. The failure or forbearance of Referral Partner or Company to enforce any right or claim against the other party shall not be deemed to be a waiver by Referral Partner or Company of such right or claim or any other right or claim hereunder. The waiver by Referral Partner or Company of a breach hereof shall not operate or be construed as a waiver of any subsequent breaches of the same or any other provision.

12.2 Force Majeure. Neither party shall be responsible for failure or delay in performing its obligation under this Agreement if the failure or delay is due, directly or indirectly, to any law or any governmental rule, order or regulation, or to any embargo, strike or other labor trouble, or to war or riot, or to fire, storm or weather condition, or to the failure or delay of carriers in transporting any item or of suppliers in furnishing any item, or to any other cause beyond the control of the parties. Where the force majeure does arise and continues for more than thirty (30) days, either party shall be entitled to terminate the agreement in whole or in part by a providing written notice to the other party, with a full refund of all related payments.

12.3 Severability. If any provision hereof is determined in any proceeding binding upon the parties hereto to be invalid or unenforceable, that provision shall be deemed severed from the remainder of the Agreement, and the remaining provisions of the Agreement shall continue in full force and effect.

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12.4 Applicable Law and Venue. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of California, without regard to its conflict of laws principles.

12.5 Press Releases. Referral Partner shall not release any news release, public announcement, advertisement or other publicity concerning this Agreement, a referral or any Commitment without obtaining the prior written approval of the Company, which shall not be unreasonably withheld or delayed; provided however, the terms of this Agreement and copy of this Agreement will be disclosed by Referral Partner in its filings with the Securities Exchange Commission without prior approval of the Company

12.6 Equitable Relief. Each party acknowledges that a violation of this Agreement by the other party may cause irreparable harm to such party and that the party may have no adequate remedy at law. Accordingly, each party agrees that the other party shall have the right, in addition to any other rights and remedies it may have, at law, in equity or otherwise, to seek injunctive relief in any court of competent jurisdiction to restrain any breach or threatened breach of this Agreement or otherwise to specifically enforce any provision of this Agreement.

12.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. Federal E-SIGN Act of 2000, or by PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.8 Arbitration. Except for the right of either party to apply to a court of competent jurisdiction for a Temporary Restraining Order, Preliminary Injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of the arbitrator, any and all disputes, controversies, or claims arising out of or relating to this Agreement or a breach thereof shall be submitted to and finally resolved by arbitration under the rules of the American Arbitration Association (“AAA”) then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties or in accordance with AAA rules. The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement. Legal fees shall be awarded to the prevailing party in the arbitration.

12.9 Assignment. Referral Partner may not transfer or assign its rights hereunder without the prior written consent of the Company.

12.10 Entire Agreement. This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement between the parties with respect to the subject hereof and supersedes all prior proposals, agreements, negotiations, correspondence, demonstrations, and other communications, whether written or oral, between Referral Partner and Company. No modification or waiver of any provision hereof shall be effective unless made in writing signed by both Referral Partner and Company.

[signature page to follow]

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BY SIGNING BELOW, BOTH PARTIES ACKNOWLEDGE THEY HAVE READ, UNDERSTAND AND AGREE TO ALL OF THE TERMS AND CONDITIONS HEREIN.

Agreed as of DECEMBER 31, 2018

REFERRAL PARTNER:

REED’S INC.

By:	/s/ Valentin Stalowir
Name:	Valentin Stalowir
Title:	CEO

COMPANY:

CALIFORNIA CUSTOM BEVERAGE, LLC

By:	/s/ Chris Reed
Name:	Chris Reed
Title:	Chief Executive Officer

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EXHIBIT A

PROSPECT REGISTRATION FORM

1. Prospect name:

2. Name of Decision Maker affiliated with Prospect, if applicable:

3. Contact information for Prospect and/or Decision Maker:

4. Specific needs for Prospect:

5. Date Decision Maker/Prospect was contacted to confirm interest:

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EXHIBIT B

DESIGNATED OFFICERS

●	Chris Reed, Chief Executive Officer

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